Exhibit 21 to 2018 10-Q

Convergys Corporation Direct and Indirect Subsidiaries
As of 3/31/2018

Entity Name	Jurisdiction
Convergys Corporation	Ohio
Asset Ohio Fourth Street LLC	Ohio
Convergys Government Solutions LLC	Ohio
Convergys Software Service (Beijing) Ltd.	Peoples Republic of China
Convergys Customer Management Group Inc.	Ohio
Convergys CMG Insurance Services LLC	Ohio
Convergys Customer Management Mexico S. de R.L. de C.V. (99%)	Mexico
Convergys Funding Inc.	Kentucky
Convergys India Services Private Limited	India
DigitalThink (India) Pvt. Ltd.	India
Convergys International Holding Ltd. (0.46%)	Bermuda
Convergys Learning Solutions LLC	Delaware
Encore Receivable Management, Inc.	Kansas
SGS Holdings, Inc. (90.60156%)	Delaware
Stream Global Services, Inc.	Delaware
Convergys Global Services El Salvador, S.A. de C.V. (0.1%)	El Salvador
Stream Holdings Corporation	Delaware
Convergys International Holding Ltd. (5.04%)	Bermuda
Stream Florida Inc.	Delaware
Convergys Ireland Contact Services Limited	Ireland
Stream Global Services - US, Inc.	Delaware
Stream Global Services - AZ, Inc.	Arizona
Stream New York, Inc.	Delaware
Stream International Inc.	Delaware
Convergys Global Services Honduras, S.A. (fka Stream Global Services Honduras, S.A.) (0.4%)	Honduras
Convergys Group Servicios de Apoyo Informatico, S.L.	Spain
Convergys International Europe B.V.	Netherlands
Convergys International Holding Ltd. (1.65%)	Bermuda
Convergys International Holding Ltd. (3.64%)	Bermuda
Convergys International Inc.	Delaware
SGS Holdings, Inc. (9.39844%)	Delaware
Convergys Customer Management International Inc.	Ohio
Convergys CMG UK Limited	United Kingdom
Convergys Customer Management Mexico S. de R.L. de C.V. (1%)	Mexico
Convergys International Holding Ltd. (0.24%)	Bermuda
PT Convergys Customer Management Indonesia (1%)	Indonesia
Convergys Customer Management Group Canada Holding Inc.	Delaware
Convergys Customer Management Delaware LLC	Delaware
Convergys International Holding Ltd. (88.98%)	Bermuda
Convergys Global Services El Salvador, S.A. de C.V. (99.9%)	El Salvador
Stream Global Services Danmark ApS	Denmark
Convergys Egypt Limited Liability Company (1%)	Egypt
Convergys International Services Europe B.V.	Netherlands
Convergys Customer Management Australia Pty Ltd	Australia
Convergys Customer Management Colombia S.A.S.	Colombia
Convergys Global Services GmbH	Germany
Convergys Global Services Honduras, S.A. (99.6%)	Honduras
Convergys Group Limited	United Kingdom
Convergys International Sp. Z.o.o. (1%)	Poland
Stream Tunisie, S.A.R.L. (1%)	Tunisia
Convergys International Bulgaria EOOD	Bulgaria
Convergys International Nordic AB	Sweden
Convergys International Sp. Z.o.o. (99%)	Poland
Convergys Ireland Limited	Ireland
SGS Tunisie S.A.R.L. (99%)	Tunisia
Stream Contact Tunisie S.A.R.L. (99%)	Tunisia
Convergys Italy S.R.L.	Italy
PT Convergys Customer Management Indonesia (99%)	Indonesia
SGS Tunisie S.A.R.L. (1%)	Tunisia
Stream Contact Tunisie S.A.R.L. (1%)	Tunisia
Convergys Egypt Limited Liability Company (99%)	Egypt
Convergys (Mauritius) Ltd	Mauritius
Stream Tunisie, S.A.R.L. (99%)	Tunisia
Convergys International GmbH	Germany
Convergys Verwaltungs GmbH (fka buw Verwaltungs GmbH)	Austria
Convergys Management Holding GmbH & Co. KG (fka buw Management Holding GmbH & Co. KG)	Germany
Convergys Wuppertal GmbH (fka buw operations Wuppertal GmbH)	Germany
Convergys Romania S.R.L. (fka buw Romania S.R.L.) (99.9767%)	Romania
Convergys Hungary Kft. (fka buw Hungary Telefoninformációs Szolgáltató és Tanácsadó Kft.)	Hungary
Convergys Osnabrück GmbH (fka buw operations Osnabrück GmbH)	Germany
Convergys Romania S.R.L. (fka buw Romania S.R.L.) (0.0233%)	Romania
Convergys Münster GmbH (fka buw operations Münster GmbH)	Germany
Convergys Rechenzentrum GmbH (fka buw Rechenzentrum GmbH)	Germany
Convergys Leipzig GmbH (fka buw operations Leipzig GmbH)	Germany
Convergys Gera GmbH (fka buw operations Gera GmbH)	Germany
Convergys Halle GmbH (fka buw operations Halle GmbH)	Germany
Convergys Services GmbH (fka buw services GmbH)	Germany
Convergys Frankfurt a. M. GmbH fka buw operations Frankfurt a. M. GmbH)	Germany
Convergys Schwerin GmbH (fka buw operations Schwerin GmbH)	Germany
Convergys Wismar GmbH (fka buw operations Wismar GmbH)	Germany
Convergys Beteiligungen GmbH (fka buw Beteiligungen GmbH)	Germany
Convergys Duisburg GmbH (fka buw operations GmbH)	Germany
Convergys Düsseldorf GmbH (fka Call 4 performance GmbH)	Germany
Convergys Netherlands Investments B.V.	Netherlands
Convergys Services Denmark ApS	Denmark
Convergys CMG Canada ULC	Nova Scotia, Canada
Convergys Malaysia Sdn Bhd	Malaysia
Intervoice Pte Ltd.	Singapore
Intervoice Limited	United Kingdom
Intervoice GmbH	Germany
Convergys South Africa (Pty) Ltd	South Africa
Convergys Philippines, Inc. (98.4375%)	Philippines
Convergys Nicaragua, S.A. (0.01%)	Nicaragua
eTelecare Philippines, Inc.	Philippines
Convergys Singapore Holdings Pte. Ltd.	Singapore
Convergys Malaysia (Philippines) Sdn Bhd	Malaysia
Convergys Global Services Hong Kong Limited	Hong Kong
Convergys (Suzhou) Information Consulting Co., Limited	China
Suzhou Ke Wei Xun Information Services Co., Ltd.	China
Convergys Services Singapore Pte. Ltd.	Singapore
Stream Business Process Outsourcing South Africa (Proprietary) Ltd.	South Africa
etelcare Global Solutions - UK, Ltd.	United Kingdom
Convergys Nicaragua, S.A. (99.99%)	Nicaragua
Convergys Holdings (GB) Limited	United Kingdom
Convergys Holdings (UK) Ltd.	United Kingdom
Convergys Intelligent Contact Ltd.	United Kingdom
Convergys Philippines, Inc. (0.4673%)	Philippines
Intervoice, LLC (100%)	Texas
Edify LLC	Delaware
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (0.000007%)	Brazil
Intervoice GP, Inc.	Nevada
Intervoice Limited Partnership (1%)	Nevada
Intervoice LP, Inc.	Nevada
Intervoice Limited Partnership (99%)	Nevada
Intervoice Acquisition Subsidiary, Inc.	Nevada
Intervoice Colombia Ltda. (6%)	Colombia
Intervoice Colombia Ltda. (94%)	Colombia
Intervoice do Brasil Comerico Services e Partipacoes Ltda. (99.999993%)	Brazil
Brite Voice Systems, LLC	Kansas

• All subsidiaries conduct business under their legal name.